CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form 10-SB of The OLB Group, Inc. of our audit report dated December 19, 2007 which includes an emphasis paragraph relating to the Company’s ability to continue as a going concern, for the year ended December 31, 2006. We also consent to the reference to our firm under the heading “Experts” and all other references of our firm included in this Registration Statement.

By: /s/
HJ & Associates, LLC
Salt Lake City, Utah
December 19, 2007